Exhibit 107

Calculation of Filing Fee Table

S-3ASR

(Form Type)

Annaly Capital Management, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fees Previously Paid in Connection with Unsold Securities to be Carried Forward(1)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	457(o) and (r)	$1,274,188,713		$1,274,188,713	0.00011020	$140,416

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock	415(a)(6)	$225,811,287		$225,811,287	0.00010910	$24,636	S-3ASR	333-262424	January 31, 2022	$24,636

	Total Offering Amount					$1,500,000,000

	Total Fees Previously Paid							$24,636

	Total Fee Offsets

	Net Fee Due							$140,416(1)

(1)

Securities being offered under this prospectus supplement include unsold securities previously registered on the prospectus supplement filed pursuant to Rule 424(b)(5) on January 31, 2022, or the Prior Prospectus Supplement, and an accompanying base prospectus dated January 31, 2022, pursuant to a Registration Statement on Form S-3 (File No. 333-262424) filed with the Securities and Exchange Commission, or the SEC, on January 31, 2022, or the Current Shelf Registration Statement. As of the date hereof, the registrant has not sold $225,811,287 of the securities registered pursuant to the Prior Prospectus Supplement, or the Unsold Securities. In accordance with Rule 415(a)(6) under the Securities Act, $225,811,287 aggregate amount of Unsold Securities are included in this prospectus supplement. Accordingly, $140,416 of registration fees are due and payable concurrently with the filing of this prospectus supplement. Pursuant to Rule 415(a)(6), this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Current Shelf Registration Statement to continue the offering of Unsold Securities initially registered under the Prior Prospectus Supplement.